KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Reports Double-Digit Premium Growth in Core Business and Third Consecutive Quarter of Net Income

Raises 2024 Guidance and Unveils Initial 2025 Guidance

Kingston, NY — August 12, 2024 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced its financial results for the second quarter ended June 30, 2024. The Company will hold its second quarter 2024 financial results conference call on Tuesday, August 13, 2024, at 8:30 a.m. Eastern Time. With this release, the Company has provided an investor presentation that can be accessed through the Investor Relations/Events & Presentations section of the Company website (www.kingstonecompanies.com).

Key Financial and Operational Highlights						
($ in thousands, except per share data)	Quarter Ended			Six Months Ended		
	June 30,			June 30,		
	2024	2023	Change	2024	2023	% Change
Direct premiums written[1] - Core Business[2]	$51,306	$42,212	21.5%	$97,893	$83,639	17.0%
Net combined ratio	78.2%	98.9%	(20.7) pts	85.6%	110.8%	(25.2) pts
Net Income/(Loss)	$4,515	($522)	*NM*	$5,942	($5,577)	*NM*
Net Income/(Loss) per share - basic	$0.41	($0.05)	*NM*	$0.54	($0.52)	*NM*
Return on equity - annualized	47.2%	(6.4%)	53.6 pts	31.6%	(32.7%)	64.2 pts

Management Commentary

Meryl Golden, Chief Executive Officer of Kingstone Companies, Inc., stated, "We take pride in our ongoing profitability, marking our third consecutive quarter of excellent results. This performance was enhanced by favorable weather conditions and the accelerating reduction of our non-core business.

"Core business direct premiums written increased by nearly 22% during the quarter as compared to the second quarter of 2023, driven primarily by continued increases in average premium and strengthened through a modest expansion of our underwriting appetite. Since then, we are capitalizing on new business opportunities resulting from recent changes in the New York competitive landscape and anticipate even more robust policy and premium growth moving forward.

"Our underlying loss ratio improved by 14.6 points in the second quarter as compared to the comparable 2023 quarter due to both lower frequency and severity. The absence of severe weather conditions throughout the quarter benefited our catastrophe loss ratio by 3.4 points compared to the previous year, and we experienced modest favorable prior year reserve development. Furthermore, our expense management efforts reduced our expense ratio by 1.3 points from the comparable period last year. These factors led to a net combined ratio of 78.2% for the second quarter, marking a 20.7 point improvement from the prior year period."

Ms. Golden concluded, "Following unprecedented performance in the first six months and the increasing growth prospects for our business, we are raising our full-year 2024 guidance and providing initial full-year 2025 guidance. We are committed to delivering sustainable long-term shareholder value."

Guidance (see "Disclaimer and Forward-Looking Statements" below)
For 2024, the Company's current full year expectations are calculated based on anticipated net premiums earned of approximately $125 million, and are as follows:

Guidance Metrics	**2024 - Current**	***2024 - Previous***
Core Business[2] direct premiums written growth	25% to 35%	*16% to 20%*
Combined ratio	84% to 88%	*86% to 90%*
Net income per share – basic*	$1.00 to $1.30	*$0.75 to $1.10*
Return on equity	26% to 34%	*22% to 30%*

For 2025, the Company's full year expectations are calculated based on anticipated net premiums earned of approximately $150 million, and are as follows:

Guidance Metrics	**2025**
Core Business[2] direct premiums written growth	15% to 25%
Combined ratio	85% to 89%
Net income per share – basic*	$1.20 to $1.60
Return on equity	22% to 30%

**The variance between net income per share – diluted and basic is immaterial. Previous guidance was presented on a diluted shares basis, while current guidance is presented on a basic share basis.*

Consolidated Financial Results

Consolidated Financial Results	Quarter Ended			Six Months Ended		
($ in thousands, except per share data)	June 30,			June 30,		
	2024	2023	Change	2024	2023	% Change
Direct premiums written[1]	$53,495	$47,647	12.3%	$102,820	$95,244	8.0%
Net premiums earned	$30,304	$29,508	2.7%	$59,124	$57,763	2.4%
Net investment income	$1,765	$1,451	21.6%	$3,267	$2,993	9.2%
Net (loss)/gain on investments	($234)	$197	NM	$493	$1,422	(65.3%)
Underlying loss ratio [1]	47.1%	61.7%	(14.6) pts	52.8%	68.4%	(15.6) pts
Net development of prior year losses	(1.4%)	(0.1%)	(1.3) pts	(1.7%)	0.0%	(1.7) pts
Net loss ratio excluding the effects of catastrophes[1]	45.7%	61.7%	(16.0) pts	51.1%	68.4%	(17.3) pts
Catastrophe loss ratio	1.3%	4.7%	(3.4) pts	3.2%	8.9%	(5.7) pts
Net loss ratio	47.0%	66.4%	(19.4) pts	54.3%	77.2%	(22.9) pts
Net underwriting expense ratio	31.2%	32.5%	(1.3) pts	31.3%	33.6%	(2.3) pts
Net combined ratio	78.2%	98.9%	(20.7) pts	85.6%	110.8%	(25.2) pts
Adjusted EBITDA[1]	$7,845	$1,236	534.7%	$10,779	($4,258)	*NM*
Net Income/(Loss)	$4,515	($522)	*NM*	$5,942	($5,577)	*NM*
Net Income/(Loss) per share - basic	$0.41	($0.05)	*NM*	$0.54	($0.52)	*NM*
Net Income/(Loss) per share - diluted	$0.37	($0.05)	*NM*	$0.50	($0.52)	*NM*
Return on equity - annualized	47.2%	(6.4%)	*NM*	31.6%	(32.7%)	*NM*
Other comprehensive income/(loss)	$90	($886)	*NM*	($350)	$1,065	*NM*
Operating net income/(loss) [1]	$4,699	($678)	*NM*	$5,552	($6,700)	*NM*
Operating net income/(loss) per share - basic [1]	$0.43	($0.06)	*NM*	$0.50	($0.62)	*NM*
Operating net income/(loss) per share - diluted [1]	$0.39	($0.06)	*NM*	$0.46	($0.62)	*NM*
Operating return on equity [1]	12.3%	(2.1%)	*NM*	14.7%	(19.6%)	*NM*
Operating return on equity[1] - annualized	49.1%	(8.3%)	*NM*	29.5%	(39.3%)	*NM*
Book value per share - diluted				$3.19	$2.61	22.1%
Book value per share - diluted excluding AOCI				$4.17	$3.82	9.2%

NM = Not Meaningful

Core Business Results (New York Only)

The Company refers to its New York policies as its Core Business.

Core Business Results (New York Only)	Quarter Ended			Six Months Ended		
($ in thousands, except per share data)	June 30,			June 30,		
	2024	2023	% Change	2024	2023	% Change
Direct premiums written[1]	$51,306	$42,212	21.5%	$97,893	$83,639	17.0%
Net premiums earned	$28,505	$25,430	12.1%	$55,061	$49,218	11.9%
Net loss ratio excluding the effect of catastrophes[1,3]	45.0%	57.3%	(12.3) pts	49.4%	64.2%	(14.8) pts
Catastrophe loss ratio	0.8%	2.2%	(1.4) pts	2.3%	4.5%	(2.2) pts
Net loss ratio[3]	45.8%	59.5%	(13.7) pts	51.6%	68.7%	(17.0) pts

Non-Core Business Results (Outside of New York)

The Company has been aggressively reducing policy count in the Non-Core Business, subject to regulatory requirements.

Non-Core Business Results (Outside of New York)	**Quarter Ended**			**Six Months Ended**		
($ in thousands, except per share data)	**June 30,**			**June 30,**		
	2024	**2023**	**% Change**	**2024**	**2023**	**% Change**
Direct premiums written[1]	$2,190	$5,435	(59.7%)	$4,927	$11,605	(57.5%)
Net premiums earned	$1,799	$4,078	(55.9%)	$4,062	$8,545	(52.5%)
Net loss ratio excluding the effect of catastrophes[1,3]	56.9%	88.8%	(31.9) pts	74.7%	92.6%	(17.9) pts
Catastrophe loss ratio	8.6%	20.0%	(11.4) pts	15.4%	34.1%	(18.7) pts
Net loss ratio[3]	65.5%	108.9%	(43.4) pts	90.1%	126.7%	(36.6) pts

Premium and Policy Trends

Premium and Policy Trends	**Quarter Ended**				
($ in thousands)	**June 30, 2024**	**Sequential Change**	**March 31, 2024**	**Sequential Change**	**December 31, 2023**
Core Business[2]					
Direct premiums written[1]	$51,306	10.1%	$46,587	(0.9%)	$47,027
Policies in force	66,934	(0.1%)	66,991	(0.9%)	67,575
Non-Core Business[2]					
Direct premiums written[1]	$2,190	(20.0%)	$2,738	(53.7%)	$5,911
Policies in force	7,306	(19.5%)	9,080	(16.1%)	10,823

[1]These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures. See "Definitions and Non-GAAP Measures".

[2]Kingstone refers to New York business as its "Core" business and business outside of New York as its "Non-Core" business.

[3]Core and Non-Core business net loss ratios and catastrophe loss ratios are not based on GAAP. Net loss ratio is the most directly comparable GAAP measure. The aggregate of Core and Non-Core Business net loss ratios and catastrophe loss ratios is represented by net loss ratio and catastrophe loss ratio, as set forth under Consolidated Financial Results above. See "Definitions and Non-GAAP Measures".

Conference Call Details
Tuesday, August 13, 2024, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free	1-877-423-9820
International	1-201-493-6749

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed via webcast in the "Investor Relations/Events & Presentations" tab of the Company's website or by clicking here. The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of August 12, 2024 and management's review of the anticipated financial results for 2024 and 2025. Such guidance remains subject to change based on management's ongoing review of the Company's 2024 and 2025 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

The risks and uncertainties include, without limitation, the following:

- *the risk of significant losses from catastrophes and severe weather events;*
- *risks related to the lack of a financial strength rating from A.M. Best;*
- *risks related to our indebtedness due on December 30, 2024, including due to the need to comply with certain financial covenants and limitations on the ability of our insurance subsidiary to pay dividends to us;*
- *adverse capital, credit and financial market conditions;*
- *the unavailability of reinsurance at current levels and prices;*
- *the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;*

- *the credit risk of our reinsurers;*
- *the inability to maintain the requisite amount of risk-based capital needed to grow our business;*
- *the effects of climate change on the frequency or severity of weather events and wildfires;*
- *risks related to the limited market area of our business;*
- *risks related to a concentration of business in a limited number of producers;*
- *legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;*
- *limitations with regard to our ability to pay dividends;*
- *the effects of competition in our market areas;*
- *our reliance on certain key personnel;*
- *risks related to security breaches or other attacks involving our computer systems or those of our vendors; and*
- *our reliance on information technology and information systems.*

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written *represent the total premiums charged on policies issued by the Company during the respective fiscal period.*

Net premiums written *are direct premiums written less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct premiums written and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company's policies are written for a twelve-month period. Management uses direct premiums written and net premiums written, along with other measures, to gauge the Company's performance and evaluate results. Direct premiums written and net premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company's net premiums earned.*

Adjusted EBITDA *is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, net gains (losses) on investments, and stock- based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.*

Management uses adjusted EBITDA along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, net gains (losses) on investments, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Operating net income (loss) and basic operating net income (loss) per share *is net income (loss) and basic income (loss) per share exclusive of net gains (losses) on investments, net of tax. Net income (loss) and basic net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and basic operating net income (loss) per share.*

Management uses operating net income (loss) and basic operating net income (loss) per share along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including net gains (losses) on investments and may vary significantly between periods. Operating net income (loss) and basic operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and basic net income (loss) per share and do not reflect the Company's overall profitability.

Operating net income (loss) and diluted operating net income (loss) per share *is net income (loss) and diluted income (loss) per share exclusive of net gains (losses) on investments, net of tax. Net income (loss) and diluted net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and diluted operating net income (loss) per share.*

Management uses operating net income (loss) and diluted operating net income (loss) per share along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including net gains (losses) on investments and may vary significantly between periods. Operating net income (loss) and diluted operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and diluted net income (loss) per share, and do not reflect the Company's overall profitability.

Operating return on equity *is operating income (loss) divided by average equity. Return on equity is the GAAP measure most closely comparable to operating return on equity.*

Management uses operating return on equity, along with other measures, to gauge the Company's performance and evaluate results, which can be skewed when including net gains (losses) on investments, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company's overall return on average common equity.

Underlying loss ratio *is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio less the effect of prior year loss reserve development and catastrophes losses.*

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company's business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company's loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company's underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company's net loss ratio.

Net loss ratio excluding the effect of catastrophes *is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.*

Management believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's business that may be obscured by catastrophe losses. Catastrophe losses cause the Company's net loss ratios to vary significantly between periods

as a result of their incidence of occurrence and magnitude, and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company's underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company's net loss ratio.

The table below reconciles direct premiums written to net premiums earned for the periods presented:

	For the Three Months Ended June 30,			For the Six Months Ended June 30,		
	2024	**2023**	**% Change**	**2024**	**2023**	**% Change**
(000's except percentages)						
Direct Premiums Written Reconciliation:						
Direct premiums written	$53,495	$47,647	12.3 %	$102,820	$95,244	8.0 %
Ceded written premiums[1]	(12,071)	(11,541)	4.6	(23,300)	($27,647)	(15.7)
Net premiums written	41,425	36,106	14.7	79,520	67,598	17.6
Change in unearned premiums	(11,121)	(6,598)	68.6	(20,397)	(9,835)	107.4
Net premiums earned	**$30,304**	**$29,508**	**2.7 %**	**$59,124**	**$57,763**	**2.4 %**

(Components may not sum due to rounding)

[1]Net premiums written balances from prior year periods were reclassified to conform with current year presentation.
The reclassification had no effect on the Company's previously reported financial condition, results of operations or cash flows.

The following table reconciles net income (loss) to adjusted EBITDA for the periods indicated:

	For the Three Months Ended June 30,			For the Six Months Ended June 30,		
	2024	**2023**	**% Change**	**2024**	**2023**	**% Change**
(000's except percentages)						
Adjusted EBITDA Reconciliation:						
Net income (loss)	**$4,515**	**($522)**	**NM %**	**$5,942**	**($5,577)**	**NM %**
Interest expense	990	1,006	(1.6)	1,984	2,016	(1.6)
Income tax expense (benefit)	1,205	(41)	NM	1,583	(1,290)	NM
Depreciation and amortization	620	779	(20.4)	1,216	1,587	(23.4)
EBITDA	7,330	1,221	500.3	10,725	(3,265)	NM
Net loss (gain) on investments	234	(197)	**NM**	(493)	(1,422)	(65.3)
Stock-based compensation	281	212	32.5	547	429	27.5
Adjusted EBITDA	**$7,845**	**$1,236**	**534.7 %**	**$10,779**	**(4,258)**	**NM %**

(Components may not sum due to rounding)

The following table reconciles net income (loss) to operating net income (loss) and basic income (loss) per share to basic operating net income (loss) per share for the periods indicated:

	For the Three Months Ended				For the Six Months Ended			
	June 30, 2024		**June 30, 2023**		**June 30, 2024**		**June 30, 2023**	
	Amount	Basic income per common share	Amount	Basic loss per common share	Amount	Basic income per common share	Amount	Basic loss per common share
(000's except per common share amounts and percentages)								
Operating Net Income (Loss) and Operating Net Income (Loss) per Basic Common Share Reconciliation:								
Net income (loss)	**$4,515**	**$0.41**	**($522)**	**($0.05)**	**$5,942**	**$0.54**	**($5,577)**	**($0.52)**
Net loss (gain) on investments	234		(197)		(493)		(1,422)	
Less tax benefit (expense) on net loss (gain)	49		(41)		(104)		(299)	
Net loss (gain) on investments, net of taxes	185	$0.02	(156)	($0.01)	(389)	($0.04)	(1,123)	($0.10)
Operating net income (loss)	**$4,699**	**$0.43**	**($678)**	**($0.06)**	**$5,552**	**$0.50**	**($6,700)**	**($0.62)**
Weighted average basic shares outstanding	11,019,347		10,755,848		11,009,442		10,753,974	

(Components may not sum due to rounding)

The following table reconciles net income (loss) to operating net income (loss) and diluted income (loss) per share to diluted operating net income (loss) per share for the periods indicated:

	For the Three Months Ended				For the Six Months Ended			
	June 30, 2024		**June 30, 2023**		**June 30, 2024**		**June 30, 2023**	
	Amount	Diluted income per common share	Amount	Diluted loss per common share	Amount	Diluted income per common share	Amount	Diluted loss per common share
(000's except per common share amounts and percentages)								
Operating Net Income (Loss) and Operating Net Income (Loss) per Diluted Common Share Reconciliation:								
Net income (loss)	**$4,515**	**$0.37**	**($522)**	**($0.05)**	**$5,942**	**$0.50**	**($5,577)**	**$ (0.52)**
Net loss (gain) on investments	234		(197)		(493)		(1,422)	
Less tax benefit (expense) on net loss (gain)	49		(41)		(104)		(299)	
Net loss (gain) on investments, net of taxes	185	$0.02	(156)	($0.01)	(389)	($0.03)	(1,123)	$ (0.10)
Operating net income (loss)	**$4,699**	**$0.39**	**($678)**	**($0.06)**	**$5,552**	**$0.46**	**(6,700)**	**$ (0.62)**
Weighted average diluted shares outstanding	12,110,946		10,755,848		11,987,976		10,753,974	

(Components may not sum due to rounding)

The following table reconciles net income (loss) to operating net income (loss) and return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended June 30,			For the Six Months Ended June 30,		
	2024	**2023**	**% Change**	**2024**	**2023**	**% Change**
(000's except percentages)						
Operating Net Income (Loss) Reconciliation:						
Net income (loss)	**$4,515**	**($522)**	**NM**	**$5,942**	**($5,577)**	**NM**
Net loss (gain) on investments	234	(197)	NM	(493)	(1,422)	65.3%
Less tax benefit (expense) on net loss (gain)	49	(41)	NM	(104)	(299)	65.2%
Net loss (gain) on investments, net of taxes	185	(156)	NM	(389)	(1,123)	65.4%
Operating net income (loss)	**$4,699**	**($678)**	**NM**	**$5,552**	**($6,700)**	**NM**
Operating Return on Equity Reconciliation:						
Net income (loss)	**$4,515**	**($522)**	**NM**	**$5,942**	**($5,577)**	**NM**
Average equity	$38,276	$32,684	17.1%	$37,653	$34,127	10.3%
Return on equity	**11.8%**	**(1.6%)**	**NM**	**15.8%**	**(16.3%)**	**NM**
Return on equity - annualized	**47.2%**	**(6.4%)**	**NM**	**31.6%**	**(32.7%)**	**NM**
Net loss (gain) on investments, net of taxes	$185	($156)	**NM**	($389)	($1,123)	65.4%
Average equity	$38,276	$32,684	17.1%	$37,653	$34,127	10.3%
Effect of net loss (gain) on investments, net of taxes, on return on equity	0.5%	(0.5%)	**NM**	(1.0%)	(3.3%)	68.6%
Operating net income (loss)	**$4,699**	**($678)**	**NM**	**$5,552**	**($6,700)**	**NM**
Operating net income (loss) - annualized	**$18,796**	**($2,712)**	**NM**	**$11,104**	**($13,400)**	**NM**
Average equity	$38,276	$32,684	17.1%	$37,653	$34,127	10.3%
Operating return on equity	**12.3%**	**(2.1%)**	**NM**	**14.7%**	**(19.6%)**	**NM**
Operating return on equity - annualized	**49.1%**	**(8.3%)**	**NM**	**29.5%**	**(39.3%)**	**NM**

(Components may not sum due to rounding)

The following table reconciles the underlying loss ratio to the net loss ratio for the periods presented:

	For the Three Months Ended June 30,			For the Six Months Ended June 30,		
	2024	**2023**	**Percentage Point Change**	**2024**	**2023**	**Percentage Point Change**
Underlying Loss Ratio Reconciliation:						
Underlying Loss Ratio	**47.1%**	**61.7%**	**(14.6) pts**	**52.8%**	**68.4%**	**(15.6) pts**
Effect of catastrophe losses	1.3%	4.7%	(3.4) pts	3.2%	8.9%	(5.7) pts
Effect of prior-year reserve development	(1.4%)	(0.1%)	(1.3) pts	(1.7%)	0.0%	(1.7) pts
Net loss ratio	**47.0%**	**66.4%**	**(19.4) pts**	**54.3%**	**77.2%**	**(22.9) pts**

(Components may not sum due to rounding)

Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(unaudited)	
Assets		
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $5,965,254 at June 30, 2024 and $6,106,148 at December 31, 2023)	$ 7,049,978	$ 7,052,541
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $176,930,446 at June 30, 2024 and $164,460,942 at December 31, 2023)	160,947,267	148,920,797
Equity securities, at fair value (cost of $14,029,806 at June 30, 2024 and $17,986,783 at December 31, 2023)	11,428,238	14,762,340
Other investments	4,192,837	3,897,150
Total investments	183,618,320	174,632,828
Cash and cash equivalents	12,170,993	8,976,998
Premiums receivable, net	15,176,140	13,604,808
Reinsurance receivables, net	66,315,422	75,593,912
Deferred policy acquisition costs	19,574,764	19,802,564
Intangible assets	500,000	500,000
Property and equipment, net	9,217,729	9,395,697
Deferred income taxes, net	9,061,591	10,551,819
Other assets	4,142,798	4,574,584
Total assets	$ 319,777,757	$ 317,633,210
Liabilities		
Loss and loss adjustment expense reserves	$ 116,577,490	$ 121,817,862
Unearned premiums	107,434,679	105,621,538
Advance premiums	4,955,431	3,797,590
Reinsurance balances payable	10,481,596	12,837,140
Deferred ceding commission revenue	9,277,082	9,460,865
Accounts payable, accrued expenses and other liabilities	4,979,841	4,350,546
Debt, net	25,268,864	25,243,530
Total liabilities	278,974,983	283,129,071
Commitments and Contingencies		
Stockholders' Equity		
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 12,536,129 shares at June 30, 2024 and 12,248,313 shares at December 31, 2023; outstanding 11,064,723 shares at June 30, 2024 and 10,776,907 shares at December 31, 2023	125,361	122,483
Capital in excess of par	76,042,147	75,338,010
Accumulated other comprehensive loss	(12,624,559)	(12,274,563)
Accumulated deficit	(17,172,694)	(23,114,310)
	46,370,255	40,071,620
Treasury stock, at cost, 1,471,406 shares at June 30, 2024 and December 31, 2023	(5,567,481)	(5,567,481)
Total stockholders' equity	40,802,774	34,504,139
Total liabilities and stockholders' equity	$ 319,777,757	$ 317,633,210

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2024	2023	2024	2023
Revenues				
Net premiums earned	$30,303,612	$29,508,196	$59,123,514	$57,763,149
Ceding commission revenue	4,561,961	5,412,210	9,129,072	10,857,617
Net investment income	1,764,596	1,451,356	3,267,456	2,992,848
Net (losses) gains on investments	(233,606)	197,142	492,785	1,422,013
Other income	105,552	151,084	254,465	312,124
Total revenues	36,502,115	36,719,988	72,267,292	73,347,751
Expenses				
Loss and loss adjustment expenses	14,238,308	19,580,702	32,097,895	44,620,112
Commission expense	8,232,480	8,471,182	16,084,292	17,010,944
Other underwriting expenses	5,900,525	6,683,638	11,781,130	13,555,257
Other operating expenses	800,966	763,414	1,579,048	1,426,048
Depreciation and amortization	619,934	778,502	1,216,447	1,586,632
Interest expense	989,723	1,005,974	1,983,598	2,015,865
Total expenses	30,781,936	37,283,412	64,742,410	80,214,858
Income (loss) from operations before taxes	5,720,179	(563,424)	7,524,882	(6,867,107)
Income tax expense (benefit)	1,205,242	(41,407)	1,583,266	(1,290,380)
Net income (loss)	4,514,937	(522,017)	5,941,616	(5,576,727)
Other comprehensive income (loss), net of tax				
Gross change in unrealized gains (losses) on available-for-sale-securities	109,784	(1,132,528)	(450,563)	1,334,898
Reclassification adjustment for net realized losses included in net income (loss)	4,662	10,381	7,529	13,020
Net change in unrealized gains (losses), on available-for-sale-securities	114,446	(1,122,147)	(443,034)	1,347,918
Income tax (expense) benefit related to items of other comprehensive income (loss)	(24,034)	235,651	93,038	(283,062)
Other comprehensive income (loss), net of tax	90,412	(886,496)	(349,996)	1,064,856
Comprehensive income (loss)	$4,605,349	($1,408,513)	$5,591,620	($4,511,871)
Earnings (loss) per common share:				
Basic	$0.41	($0.05)	$0.54	($0.52)
Diluted	$0.37	($0.05)	$0.50	($0.52)
Weighted average common shares outstanding				
Basic	11,019,347	10,755,848	11,009,442	10,753,974
Diluted	12,110,946	10,755,848	11,987,976	10,753,974